Exhibit 99.3

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

IN RE MOODY’S CORPORATION	)	Lead Case No. 1:08-cv-9323 (GBD)
SHAREHOLDER DERIVATIVE	)
LITIGATION	)
	)	(Derivative Action)
)
This Document Relates To:	)
)
All Actions	)
)

SUMMARY NOTICE OF PROPOSED SETTLEMENT OF MOODY’S

CORPORATION SHAREHOLDER DERIVATIVE LITIGATION, FINAL

SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:	ALL HOLDERS OF MOODY’S CORPORATION (“MOODY’S”) COMMON STOCK AS OF JULY 20, 2012 WHO CONTINUE TO HOLD AS OF SEPTEMBER 6, 2012 (“CURRENT MOODY’S SHAREHOLDERS”).

YOU ARE HEREBY NOTIFIED that the parties have reached a proposed settlement to resolve the claims asserted in the Derivative Actions (as that term is defined in the Stipulation of Settlement).

PLEASE BE FURTHER ADVISED that pursuant to an Order of the United States District Court for the Southern District of New York, a hearing will be held before the Honorable George B. Daniels, in Courtroom 21D of the United States Courthouse, 500 Pearl Street, New York, NY 10007, at 10:00 a.m., on September 6, 2012 to determine whether: (i) the proposed settlement should be approved by the Court as fair, reasonable, and adequate; (ii) the Derivative Actions should be dismissed with prejudice; and (iii) the Court should award attorneys’ fees and reimbursement of expenses for Plaintiffs’ Counsel, and in what amount.

Plaintiffs’ Counsel intend to apply to the Court for an award of attorneys’ fees in the amount of $4,950,000, inclusive of expenses of approximately $950,000 (the “Fee Application”).

If you are a Current Moody’s Shareholder, you may have certain rights in connection with the proposed settlement, including the right to object to any aspect of the settlement if you choose. In accordance with the requirements of the Preliminary Approval Order, entered by the Court on July 20, 2012, to contest the approval of the proposed settlement or Fee Application you must, TO BE RECEIVED NO LATER THAN August 23, 2012, file written objections with:

Clerk of the Court

Daniel Patrick Moynihan

United States Courthouse

500 Pearl St.

New York, NY 10007-1312

and provide copies of all such papers to the following Counsel in the case:

Karen L. Morris, Esq.

Morris and Morris LLC

Counselors At Law

4001 Kennett Pike, Suite 300

Wilmington, DE 19807

302-426-0400

and

Albert M. Myers

Kahn Swick & Foti, LLC

206 Covington Street

Madisonville, LA 70447

504-455-1400

Sharon L. Nelles, Esq. Sullivan & Cromwell 125 Broad Street New York, NY 10004 1-212-558-4000 Counsel for Defendants
Counsel for Plaintiffs

Every objection must contain: (i) your name, address and telephone number; (ii) the number of shares of Moody’s stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership; and (iii) a detailed statement of your objections to any matter before the Court and all grounds therefore, including any supporting documents to be considered by the Court. If you do not submit written objections TO BE RECEIVED NO LATER THAN August 23, 2012, you shall not be entitled to contest the proposed settlement or Fee Application unless otherwise ordered by the Court for good cause shown.

You may obtain further information about the proposed settlement, including obtaining copies of the Preliminary Approval Order and other documents relevant to the proposed settlement, including the Stipulation of Settlement and Exhibit A, Governance Provisions, as well as all papers to be submitted in connection with the final approval process, by contacting Counsel for Plaintiffs at any of the above listed addresses.

If you do not take steps to appear in this action or to object to the proposed settlement in accordance with the procedures and within the time frames set out above, you will be bound by any Final Order and Judgment entered in the case by the Court, you will forever be barred from raising any objection to such settlement in this or any other action or proceeding, and certain claims that you might have may be released.

PLEASE DO NOT TELEPHONE THE COURT OR MOODY’S REGARDING THIS NOTICE.

/s/
By Order of the Court
CLERK OF THE COURT

3